UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b)	Departure of Certain Officers.

On May 10, 2016, The Greenbrier Companies, Inc. (the “Company”) entered into a Separation and Consulting Agreement with Mr. James T. Sharp, the Company’s Executive Vice President and President of Greenbrier Leasing Company LLC. Pursuant to the Separation and Consulting Agreement, Mr. Sharp will retire as an employee of the Company on December 31, 2016 or such earlier date of termination of employment (the “Employment Term”) and following the Employment Term, will transition to a consulting role until June 30, 2018 or 18 months following termination of the Employment Term, whichever is earlier (the “Consulting Term”).

(e)	Compensatory Arrangements of Certain Officers.

On May 9, 2016, the Company’s Compensation Committee approved the terms of a Separation and Consulting Agreement with Mr. Sharp pursuant to which: (i) Mr. Sharp will continue to be paid his current base salary during the Employment Term; (ii) any performance-based cash bonuses for the fiscal year ended August 31, 2016 will be as earned and paid in accordance with the terms of the bonus plan in effect for fiscal 2016; (iii) time-based vesting RSUs will become fully vested at the end of the Employment Term; (iv) performance-based RSUs for the performance period ending August 31, 2016 shall continue to vest according to their terms during the Employment Term; (v) performance-based RSUs for the performance period ending August 31, 2017 will immediately vest at the target performance level at the end of the Employment Term, pro-rated for the portion of the performance measurement period during which Mr. Sharp was employed at the Company; and (vi) Mr. Sharp is eligible to receive a one-time contribution of twice the amount the Company otherwise would have contributed to the Company’s Nonqualified Deferred Compensation Plan in respect of Mr. Sharp’s service during 2016. In addition, following the Employment Term, Mr. Sharp will receive a lump sum severance payment equal to the sum of (y) an amount equal to one times Mr. Sharp’s annual base salary, plus (z) an amount equal to one times the average of the annual cash bonuses received by Mr. Sharp for fiscal 2015 and fiscal 2016.

In addition, under the terms of the Separation and Consulting Agreement, following the Employment Term, Mr. Sharp will provide consulting services to the Company during the Consulting Term in order to provide an orderly transition of his duties. Under the arrangement, Mr. Sharp will be paid nominal monthly compensation during the Consulting Term. During the Consulting Term, Mr. Sharp will continue to receive certain benefits he received as an employee of the Company, including health insurance, an automobile allowance and life insurance. A non-competition and non-solicitation period will be in effect through the end of the Employment Term and for a period of two years after the end of the Employment Term, inclusive of any Consulting Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: May 10, 2016	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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